2nd Quarter 2016 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 2nd Quarter 2016 July 26, 2016

2nd Quarter 2016 Cautionary statement This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. 2

2nd Quarter 2016 Executive Overview Sandro DiNello, CEO

2nd Quarter 2016 Strategic highlights 4 Unique relationship-based business model • Continue to make progress on long-term financial targets: - Return on average assets of 1.4% vs. target of 1.2 – 1.6% - Return on average common equity of 13.8 % vs. target of 13 – 18% Expand mortgage originations • Fallout-adjusted lock volumes increased 18% and gain on loan sale margin (HFS) increased 8bps - Correspondent volumes increased 20% during 2Q16 - Retail volumes increased 41% to 7% of total fallout-adjusted lock volumes during 2Q16 Grow community banking • Average commercial loans grew 20%, and exceeded average consumer loans for first time • Core deposits increased 4%, increasing our stable funding base for balance sheet expansion Highly profitable operations • Positive operating leverage (revenue up 11% vs. expenses up 2%) • Solid, consistent financial results with no surprises (EPS $0.66 2Q16 vs. $0.54 1Q16) • Efficiency ratio improved to 68% from 74% in 1Q16 Positioned to thrive in any market • Strong credit metrics: NPLs at 0.76%, consumer delinquencies at 0.27% and ALLL coverage at 2.6% • Relatively neutral interest rate risk position; strong liquidity • Tier 1 leverage was 11.6 percent and remains strong at 8.6 percent when adjusted for TARP redemption(1) • Continued strong risk management infrastructure and culture 1) Please see non-GAAP reconciliation in the appendix.

2nd Quarter 2016 Financial Overview Jim Ciroli, CFO

2nd Quarter 2016 2nd quarter key highlights 6 Strong profitability Positive operating leverage • Revenue up 11% vs. expenses up 2% - Strong revenue growth, led by increased net gain on loan sales and loan fees and charges - Low level of incremental expense reflects the scalability of our platform Increased noninterest income • Noninterest income increased $23 million to $128 million, up 22% from 1Q16 - Adjusted net gain on loan sales(1) increased 29% on higher fallout-adjusted lock volumes (+18%) and margin (+8bps) - Loan fees and charges rose $4mm on higher mortgage loan closings Improved asset quality • Nonperforming loans and consumer delinquencies improved on solid credit performance - Nonperforming loans fell $9mm to $44mm or 0.76% of loans held-for-investment - Consumer loan delinquencies (30-89 days past due) fell $4mm to $7mm - No nonperforming loans or delinquencies in our commercial loan portfolio Robust capital • Tier 1 leverage was 11.6 percent and remains strong at 8.6 percent when adjusted for TARP redemption(2) • On-balance sheet liquidity equal to 15.8% of total assets(3) 1) Net gain on loan sales has been adjusted to exclude the $5mm gain on HFI loans sold during the quarter. 2) Please see non-GAAP reconciliation in the appendix. 3) Liquid assets include cash, interest earning deposits, investment securities exclude pledged securities less a 7% haircut applied to investment securities to estimate liquidation costs. • Net income of $47 million, or $0.66 per diluted share, in 2Q16 - Up $0.12 per diluted share, or 22% vs. 1Q16 on higher noninterest income - Returns on assets and equity up vs. 1Q16

Quarterly income comparison

2nd Quarter 2016

$mm

		2Q16	1Q16	$ Variance	% Variance
Net interest income	A	$77	$79	($2)	(3%)
(Benefit) provision for loan losses ("PLL")	B	(3)	(13)	10	(77%)
Net interest income after PLL		80	92	(12)	(13%)
Net gain on loan sales	C1	90	75	15	20%
Loan fees and charges	C2	19	15	4	27%
Loan administration income		4	6	(2)	(33%)
Net return on the mortgage servicing asset	C3	(4)	(6)	2	(33%)
Representation and warranty benefit		4	2	2	100%
Other noninterest income		15	13	2	15%
Total noninterest income		128	105	23	22%
Net gain on loan sales / total revenue		44%	41%		3%
Compensation and benefits		66	68	(2)	(3%)
Commissions and loan processing expense		29	22	7	32%
Other noninterest expenses		44	47	(3)	(6%)
Total noninterest expense	D	139	137	2	2%
Income before income taxes		**69**	**60**	**9**	**15%**
Provision for income taxes		22	21	1	(5%)
Net income		**$47**	**$39**	**$8**	**21%**
Diluted earnings per share		**$0.66**	**$0.54**	**$0.12**	22%
Profitability					
Net interest margin		2.63%	2.66%	-3 bps	
Mortgage rate lock commitments, fallout adjusted		$8,127	$6,863	$1,264	18%
Mortgage closings		$8,330	$6,352	$1,978	31%
Gain on loan sale margin, adjusted[1]		1.04%	0.96%	8 bps	
Efficiency ratio		68.2%	74.5%	N/M	

1. Expressed as a percent of fallout-adjusted locks and excludes gain on HFI loans during the quarters.
N/M – not meaningful

Observations

A Net interest income

- Net interest income remained relatively stable
  - Earning assets declined 2%, primarily due to loan sales
  - Net interest margin dropped slightly to 2.63%

B (Benefit) provision for loan losses

- $3 million provision benefit from performing mortgage loan sales and continued strong credit metrics
- NPLs fell $9 million to $44 million or 0.76% of loans held-for-investment

C Noninterest income

- Noninterest income increased 22%
  - Net gain on loan sales (HFS) rose 29% on higher volumes (+18%) and margin (+8bps)
  - Loan fees and charges increased $4mm on higher mortgage closings
  - Net MSR return improved due to higher service fee income and lower disposition costs, partially offset by anticipated and actual prepayments

D Noninterest expense

- Noninterest expenses were up 2%
  - Commissions and loan processing increased $7mm due to higher mortgage closings
  - Other expense categories were flat to down

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Flagstar Bancorp

Average balance sheet highlights

2nd Quarter 2016

2Q16 ($mm)

	Average Balance Sheet	Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$2,884	($25)	(1%)
Consumer loans[2]	2,746	(568)	(17%)
Commercial loans[2]	2,823	469	20%
Total loans held-for-investment	5,569	(99)	(2%)
Other earning assets[3]	3,186	(108)	(3%)
Interest-earning assets	$11,639	(232)	(2%)
Other assets	1,799	127	8%
Total assets	$13,438	($105)	(1%)
Deposits	$8,631	581	7%
Short-term debt	835	(827)	(50%)
Long-term debt	1,625	65	4%
Other liabilities	741	31	4%
Total liabilities	$11,832	(150)	(1%)
Preferred Equity	267	-	0%
Common Equity	1,339	45	3%
Total liabilities and equity	$13,438	($105)	(1%)
Book value per common share (6/30/16)[4][6]	$23.48	$0.66	3%

Observations

Interest-earning assets

- Average earning assets fell 2% primarily due to loan sales at the end of 1Q16 and in 2Q16
- Rotated into higher spread commercial loans from lower spread consumer loans
  - Commercial loans up 20% on organic growth; warehouse lending
  - Consumer loans down 17% on loan sales and prepayments

Interest-bearing liabilities

- Average deposits increased 7%
  - Core deposits up 4%[5]
  - Company controlled deposits up 35% due to seasonal factors and higher refinance volume and loans serviced

Equity[6]

- Common equity / assets of 9.7%
- Book value per share increased at an annualized rate of 12% during 2Q16

1) Measured vs. the prior quarter.
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Book value per share has not been reduced for $102 million of unpaid dividends on our perpetual preferred stock, which have been deferred. If these dividends were paid, book value per share would be $21.67/share.
5) Core deposits is defined as consumer and commercial accounts including demand, savings, money market and CD deposits.
6) Common equity and book value ratios are calculated on ending period balances.

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Flagstar Bancorp

2nd Quarter 2016 9 Asset quality Performing TDRs and NPLs ($mm) 108 97 101 75 73 65 63 66 53 44 $173 $160 $167 $128 $117 6/30/2015 9/30/2015 12/31/2015 3/31/2016 6/30/2016 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option and loans with government guarantees. Allowance coverage¹ (% of loans HFI) 4.3% 3.7% 3.0% 2.9% 2.6% 6.5% 5.2% 4.2% 4.5% 4.5% 1.4% 1.4% 1.4% 1.3% 1.2% 6/30/2015 9/30/2015 12/31/2015 3/31/2016 6/30/2016 Total Consumer Commercial Net charge-offs(1) ($mm) 1) Excludes charge-offs of $15mm, $16mm, $2mm, $6mm and $2mm related to the sale or transfer of nonperforming loans and TDRs during 2Q15 – 2Q16, respectively. Also excludes charge-offs related to loans with government guarantees of $3mm, $3mm and $4mm during 4Q15 – 2Q16, respectively. Representation & warranty reserve ($mm) $48 $45 $40 $40 $36 6/30/2015 9/30/2015 12/31/2015 3/31/2016 6/30/2016 3 8 4 3 3 $18.0 $24.0 $9.0 $12.0 $9.0 0.26% 0.61% 0.29% 0.20% [VALUE] 2Q15 3Q15 4Q15 1Q16 2Q16 Adjusted charge-offs Adjustments(1) Adjusted NCO % LHFI

Robust capital

2nd Quarter 2016

Flagstar Bancorp Tier 1 leverage


Tier 1 equity less TARP
Balance sheet impact
2016 phase-in under Basel III
TARP incl. deferred dividends
Net earnings contribution
11.5%
3.0%
8.5%
-43bps
+61bps
11.7%
2.9%
8.8%
-41bps
+25bps
11.5%
2.9%
8.6%
-40bps
-49bps
+42bps
11.0%
2.8%
8.2%
+8bps
+47bps
11.6%
3.0%
8.6%
Well Capitalized 5.0%
6/30/2015
9/30/2015
12/31/2015
3/31/2016
6/30/2016

Observations 2Q16

	Tier 1 Leverage	CET-1 to RWA	Tier 1 to RWA	Total RBC to RWA
2Q16 Actual	11.6%	13.6%	18.9%	20.2%
2Q16 Adjusted[1]	8.6%	12.2%	14.2%	15.5%
1Q16 Actual	11.0%	14.0%	19.7%	21.0%

- Flagstar expects to have strong capital levels after its TARP redemption
  - 2Q16 earnings generated 47bps of Tier 1 leverage
  - Capital ratios are consistent or higher than peers before considering the low risk content of our business

1) Reflect ratios adjusted for TARP redemption; please see non-GAAP reconciliation in the appendix.

Higher rate capital generation (near-term)

- Flagstar has used excess capital to support balance sheet growth
- Flagstar grows regulatory capital at a greater pace as it utilizes its NOL-related DTAs and reduces its MSRs
- The balance sheet has trapped capital of:
  - $196mm of NOL-related DTAs (150bps of Tier 1 leverage)
  - $144mm of MSRs (110bps of Tier 1 leverage)
- Robust capital generation will support future growth

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Flagstar Bancorp

2nd Quarter 2016 Business Segment Overview Lee Smith, COO

2nd Quarter 2016 Community banking 12 Average commercial loans ($bn) Commercial loan total commitments ($bn) Average consumer loans ($bn) Average deposit funding(1) ($bn) 0.4 0.4 0.4 0.6 0.6 0.6 0.7 0.8 0.8 0.9 1.0 0.9 1.0 1.0 1.3 $2.0 $2.0 $2.2 $2.4 $2.8 2Q15 3Q15 4Q15 1Q16 2Q16 Commercial and Industrial Commercial Real Estate Warehouse 0.6 0.8 0.7 0.7 [VALUE] 1.0 1.2 1.3 1.5 [VALUE] 2.0 2.1 2.2 2.3 [VALUE] $3.6 $4.0 $4.2 $4.5 [VALUE] 6/30/2015 9/30/2015 12/31/2015 3/31/2016 6/30/2016 Commercial and Industrial Commercial Real Estate Warehouse 2.4 2.8 2.9 2.8 2.2 0.5 0.6 0.5 0.5 0.5 $2.9 $3.4 $3.4 $3.3 $2.7 2Q15 3Q15 4Q15 1Q16 2Q16 Residential First Mortgages Other Consumer Loans 5.7 5.7 5.8 5.8 6.1 0.9 1.1 1.1 1.1 1.0 1.1 1.5 1.2 1.2 1.6 $7.7 $8.3 $8.1 $8.1 $8.6 2Q15 3Q15 4Q15 1Q16 2Q16 Retail Government Company-controlled deposits 1) Includes company controlled deposits which are included as part of mortgage servicing.

2nd Quarter 2016 5.2 4.5 3.4 3.8 4.7 1.7 1.9 1.4 1.5 2.1 1.5 1.5 1.0 1.0 1.5 $8.4 $7.9 $5.8 $6.3 $8.3 2Q15 3Q15 4Q15 1Q16 2Q16 Conventional Government Jumbo Mortgage originations 13 Closings by purpose ($bn) 3.8 4.4 2.9 2.7 3.8 4.6 3.5 2.9 3.7 4.5 $8.4 $7.9 $5.8 $6.3 $8.3 2Q15 3Q15 4Q15 1Q16 2Q16 Purchase originations Refinance originations Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks ($bn) $6.8 $6.5 $5.0 $6.9 $8.1 2Q15 3Q15 4Q15 1Q16 2Q16 $66 $85 $83 $68 $46 $75 $90 1.21% 1.05% 0.92% [VALUE] [VALUE] 2Q15 3Q15 4Q15 1Q16 2Q16 Gain on loan sale (HFS) Gain on HFI transfer Gain on loan sale % (HFS)

2nd Quarter 2016 14 MSR / regulatory capital (Bancorp) Loans serviced (‘000) $ UPB of MSRs sold ($bn) 4.6 6.7 2.5 2.6 0.7 0.8 1.7 2.5 2.2 $5.3 $7.5 $4.2 $5.1 $2.2 2Q15 3Q15 4Q15 1Q16 2Q16 Bulk Sales Flow Transactions 124 119 119 119 134 225 221 212 192 194 28 30 31 29 30 377 370 362 340 358 6/30/2015 9/30/2015 12/31/2015 3/31/2016 6/30/2016 Serviced for Others Subserviced for Others Flagstar Loans HFI 33% 29% 28% 27% 28% 24% 21% 21% 19% 20% 6/30/2015 9/30/2015 12/31/2015 3/31/2016 6/30/2016 MSR to Tier 1 Common MSR to Tier 1 Capital Mortgage servicing Average company-controlled deposits ($bn) $1.1 $1.5 $1.2 $1.2 $1.6 2Q15 3Q15 4Q15 1Q16 2Q16

2nd Quarter 2016 Noninterest expenses and efficiency ratio Efficiency ratio 70% 65% 75% 75% 68% 2Q15 3Q15 4Q15 1Q16 2Q16 Quarterly noninterest expenses ($mm) $138 $131 $129 $137 $139 2Q15 3Q15 4Q15 1Q16 2Q16 15 • Flagstar‘s long-term objective is to achieve an efficiency ratio in the mid-60’s

2nd Quarter 2016 Closing Remarks / Q&A Sandro DiNello, CEO

2nd Quarter 2016 Guidance(1) 17 1) See cautionary statements on slide 2. Net interest income • Average earning assets up 5 - 8 percent, led by increases in loans HFS and commercial loans, driven by higher mortgage market and continued C&I, CRE growth • Net interest margin contracts slightly due to new Senior Notes (TARP redemption) Mortgage originations • Fallout-adjusted locks up approximately 5 percent on a slightly stronger mortgage market Gain on loan sales • Gain on loan sale margin improves moderately from Q2, adjusted for HFI gains Net servicing revenue • Net return on the mortgage servicing asset negatively impacted by continued prepayments • Mortgage servicing asset relatively flat Provision for loan losses • Provision for loan losses to match Q2 net charge-offs (excluding loan sales and loans with government guarantees) Noninterest expenses • Noninterest expenses to rise to $142 - $147 million due to higher mortgage originations and increases from Q2 in asset resolution and other noninterest expense 2016 3rd quarter outlook

2nd Quarter 2016 Appendix Company overview 19 Financial performance 25 Community banking segment 26 Mortgage origination segment 31 Mortgage servicing segment 33 Capital and liquidity 34 Asset quality 38 Non-GAAP reconciliation 39

2nd Quarter 2016 Flagstar at a glance Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $13.7bn of assets and $8.6bn of deposits • 99 branches • 104k household & 14k business relationships Mortgage origination • Leading national originator • Originated $28.4bn of residential mortgage loans during the last 12 months • Approximately 1,200 TPO relationships • Retail lending network included 29 locations in 21 states Mortgage servicing • 7th largest sub-servicer of mortgage loans nationwide • Currently servicing approximately 360k loans • Scalable platform with capacity to service 1mm loans • Low cost deposits from escrow balances Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $1.5bn • Member of the Russell 2000 Index 19 COMPANY OVERVIEW 29 Retail home lending Offices in 21 states 99 Branches in Michigan Bank branches Retail home lending

2nd Quarter 2016 Flagstar’s one-of-a-kind business model … Originates mortgages in multiple channels on a national scale, which … … Deploy excess funding into lending opportunities where we are a lender of choice, which … … Cross-sell our banking products to deepen our B2B relationships, which … … Leverages our scalable sub-servicing platform, which … … Builds enduring net interest margin driven revenue, allowing us to … … Generates stable, lower cost, long-term funding, which we are able to ... … Expands our key B2B relationships to develop greater mortgage origination referrals, improving our ability to … … Generates capital with high ROE fee-based activity and servicing relationships, which … COMPANY OVERVIEW 20

COMPANY OVERVIEW

2nd Quarter 2016

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Chief Audit Officer
David Colajezzi

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Operating Officer
Lee Smith
- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations
- Chartered Accountant in England and Wales

Chief Financial Officer
Jim Ciroli
- CFO since 8/14
- Nearly 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Len Israel
- President of Mortgage Banking since 6/15
- 30 years of mortgage industry experience with Mission Hills Mortgage, IndyMac and CitiMortgage

Community Banking
Sandro DiNello
- Currently serving as Director

Drew Ottaway
- Managing Director of Lending since 11/15
- Has over 25 years of commercial lending experience in southeast Michigan with Comerica and NBD

Chief Risk Officer
Steve Figliuolo
- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk
- General Counsel since 6/15
- 20 years of legal experience with the FDIC and Sidley Austin LLP

21

Flagstar Bancorp

2nd Quarter 2016 Sandro DiNello President & CEO Drew Ottaway Managing Director of Lending Warehouse Lending Commercial Real Estate Comprised of lending officers who average experience of 21 years in banking (3+ with Flagstar). Prior banking experience includes Fifth Third, Wells Fargo and Bank of America. Homebuilder Finance Commercial & Industrial Newly recruited team of lending officers who have extensive experience of more than 20 years in banking. Prior banking experience includes Texas Capital and Royal Bank of Canada. Comprised of lending officers who average experience of 26 years in banking (13 with Flagstar). Prior banking experience includes Citizens Bank, Bank of America and Texas Capital. Comprised of lending officers who average experience of 25 years in banking (2+ with Flagstar). Prior banking experience includes Fifth Third, PNC, Bank of America and JPM Chase. Flagstar has deep commercial lending experience Supported by a team of credit officers with more than 15 years average banking experience. Supported by a team of credit officers with more than 20 years average banking experience. Supported by a team of credit officers with nearly 15 years average banking experience. Supported by a team of credit officers with more than 15 years average banking experience. COMPANY OVERVIEW 22

COMPANY OVERVIEW
2nd Quarter 2016

Risk management

Best-in-class risk management platform with 194 FTEs[1]


Board of Directors
Risk Committee
Enterprise Risk Committee
Sandro DiNello
President & CEO
Steve Figliuolo
Chief Risk Officer
Karen Sabatowski
Chief Compliance Officer
Regulatory Affairs
Modeling & Analytics ERM
Chief Credit Officer
QC / Appraisal Review
MFIU Fraud Investigations
Loan Review
Operational Risk
AML / BSA
Compliance

	Regulatory Affairs	Modeling & Analytics ERM	Chief Credit Officer	QC / Appraisal Review	MFIU Fraud Investigations	Loan Review	Operational Risk	AML / BSA	Compliance
FTEs	6	9	60	44	12	9	7	28	19

Modeling & Analytics ERM:
- Capital planning / stress test modeling

Chief Credit Officer:
- Mortgage
- Warehouse
- Commercial
- Consumer
- TPO's
- Counterparty

Operational Risk:
- Model risk management
- Risk assessment/ deficiency mgmt
- R&W reserve
- Market risk
- Effective challenge

[1] Excludes 24 FTEs in internal audit and 4 FTEs in Sarbanes-Oxley compliance

23

Flagstar Bancorp

COMPANY OVERVIEW
2nd Quarter 2016

Strong growth opportunities

Build

Grow community banking

- Team lift outs
- Grow housing-related relationships[1]
  - Expand warehouse lending (400bps spreads)
  - Launch builder finance lending (350bps spreads)
  - Initiate MSR lending (500bps spreads; LTVs<60%)
- Cultivate middle-market commercial relationships in foot-print

Expand mortgage business

- Recruit experienced talent to increase share of origination market
  - Distributed retail
  - TPO account executives
- Grow servicing operations
  - Acquire new sub-servicing relationships
  - Cross-sell additional revenue capabilities

Buy

Grow community banking

- Buyers of size in Michigan are engaged on other projects for the foreseeable future
- Michigan is a highly fragmented banking market
- Focused on our share in metro markets
- Acquiring deposit oriented franchises that lag in profitability because of lack of asset generation

Expand mortgage business

- No strategic buyers of size
- Highly fragmented industry with aging individual ownership
- Regulatory and interest rate environment is accelerating exits
- Will consider accretive transactions that add incrementally to annual origination volume

1. Indicated spreads are targets and may not be reflective of actual spreads.

24

Flagstar Bancorp

2nd Quarter 2016 Long-term targets • Long-term target of 1.2 - 1.6% - Add incremental revenue with a low incremental cost - Improved risk management will deliver long-run savings - Return on average assets of 1.38% is amongst the top quintile of banks $10bn - $50bn of assets(1) • Long-term target of 13 - 18% - Add / increase high ROE businesses - Return on average common equity of 13.8% is amongst the top quintile of banks $10bn - $50bn of assets(1) Financial Performance Return on assets Return on equity • Lender of choice in key markets (Michigan, national housing finance) • Long-term target of 50% of revenue • Growth trajectory 10 - 15% - Every additional $1bn of earning assets increases pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets while minimizing capital costs • Nationally recognized leader the quick brown fox d • Long-term target of 50% of revenue • Growth trajectory 5 - 10% - Expand retail originations (distributed, DTC) - Every 100k in new loans sub-serviced generates $5- 7mm of incremental pre-tax profits Revenues Mortgage Banking 25 FINANCIAL PERFORMANCE 1. Data for top ROA and ROCE is as of March 31, 2016 for all major exchange U.S. Banks with assets between $10bn and $50bn, excluding Puerto Rican banks.

Strong market position as leading Michigan-based community bank

COMMUNITY BANKING
2nd Quarter 2016

Market share

Leading position among independent banks

Rank				Deposits ($mm)	
Overall	MI-based	Institution	Branches	Total	Share
1		Chase	249	$20,654	14%
2		Comerica	215	18,991	13%
3		Huntington (pro forma)	319	12,910	9%
4		Fifth Third	240	12,461	9%
5		PNC	210	11,651	8%
6		Bank of America	127	11,444	8%
7	1	Chemical (pro forma)	227	9,802	7%
8	2	Flagstar	99	5,530	4%
9		Citizens	98	4,951	3%
10		TCF	53	2,600	2%
		Top 10	**1,837**	**$110,996**	**77%**

Attractive markets

Market	Flagstar deposits $mm	Flagstar deposits % of total	Deposit mkt. share	Median HHI	Proj. HHI growth[2]	Proj. pop growth[3]
Oakland County[1]	$2,765	43%	5.9%	$70,892	10.6%	2.6%
Grand Rapids MSA	385	6%	2.0%	56,710	10.4%	3.6%
Ann Arbor MSA	288	4%	3.9%	62,584	7.8%	2.9%
Key Flagstar markets	$3,437	54%	4.6%	$68,609	10.4%	2.7%
National aggregate				55,551	7.8%	3.7%

Flagstar's branch network


Cheboygan
Petoskey
Alpena
Traverse City
Mio
Huron National Forest
Manistee
Cadillac
West Branch
Tawas City
Saginaw Bay
Ludington
Manistee National Forest
Big Rapids
Midland
Bad Axe
Saginaw
Sandusky
Norton Shores
Muskegon
Flint
Walker
Grand Rapids
Holland
Wyoming
Waterford
St Clair Shores
Portage
Adrian
South Bend
Toledo

Source: SNL Financial; Note: Deposit data as of June 30, 2015, per branch data capped at $500mm per branch; MI-based banks highlighted in grey; Pro forma for pending mergers and acquisitions;

1. Oakland County data excludes $1.4bn of company-controlled deposits held at company headquarters;
2. 2016–2021 CAGR;
3. Flagstar Median HHI, projected HHI growth and projected population growth are deposit weighted

26

Flagstar Bancorp

2nd Quarter 2016 Deposits Portfolio and strategy overview 5.7 5.7 5.8 5.8 6.1 $7.7 $8.3 $8.1 $8.1 $8.6 2Q15 3Q15 4Q15 1Q16 2Q16 Retail deposits Other deposits Total average deposits ($bn) +12% YOY • Flagstar gathers deposits from consumers, small businesses and select governmental entities – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA relationships with small business and consumers – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with Michigan governmental entities – Cost of total deposits equal to 0.53%(1) DDA 12% Savings 43% MMDA 4% CD 11% Company- controlled 18% Government & other 12% 70% retail Total : $8.6bn 0.53% cost of total deposits(1) 2Q16 total average deposits 27 COMMUNITY BANKING 1. Total deposits include noninterest bearing deposits.

2nd Quarter 2016 Deposit growth opportunities • Average balance of $1.0bn during 2Q16 • Cost of total government deposits: 0.49% during 2Q16(2) • Michigan deposits are not collateralized • Strong relationships across the state • Average balance of $0.6bn during 2Q16 • Flagstar has realized year-over-year growth in treasury management services of: - Deposits 129% - Fee income 4% • Average balance of $1.6bn during 2Q16 on 358k loans serviced and sub-serviced • Low cost of deposits • Deposit balances increase along with the number of loans serviced & sub-serviced • Average balance of $5.5bn during 2Q16 of which 79% are customer demand & savings accounts • Cost of total core deposits(1): 0.68% during 2Q16(2) • Average core deposits equal $61mm per branch • Flagstar has launched a brand campaign to build awareness to grow its core deposit base Core Deposits Retail Commercial Other Deposits Government Company controlled 28 COMMUNITY BANKING 1. Core deposits equal total deposits less government deposits and company-controlled deposits. 2. Total deposits include noninterest bearing deposits.

2nd Quarter 2016 2.2 2.2 2.5 2.9 2.9 4.9 5.4 5.6 5.7 5.6 0.6 0.5 0.5 0.5 0.4 $7.7 $8.1 $8.6 $9.1 $8.9 2Q15 3Q15 4Q15 1Q16 2Q16 Loans HFS Loans HFI Loans with government guarantees 1st Mortgage HFI; 25% 2nds, HELOC & other; 6% Warehouse; 15% CRE and C&I; 17% GNMA buyouts; 5% 1st Mortgage HFS; 32% 2Q16 average loans Lending Portfolio and strategy overview Total average loans ($bn) • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $5.6bn during 2Q16 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors • Flagstar maintains a balance of mortgage loans held- for-sale which averaged $2.9bn during 2Q16 – Essentially all of our mortgage loans originated are sold into the secondary market – Flagstar has the option to direct a portion of the mortgage loans it originates to its own balance sheet 29 COMMUNITY BANKING

COMMUNITY BANKING
2nd Quarter 2016

Commercial lending

Diversified relationship-based commercial lending capabilities

Overview

Warehouse	• Warehouse lines with approximately 260 relationships nationwide, of which more than 90% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

2Q16 Warehouse - % advances sold to Flagstar


[CATEGORY NAME]; ~50 borrowers
[CATEGORY NAME]; ~150 borrowers
[CATEGORY NAME]; ~60 Borrowers

Average 42% advances sold to Flagstar

2Q16 Commercial Real Estate


Industrial 4%
Retail 22%
Owner-Occupied 22%
Special Purpose 6%
Home builder finance 10%
Office 15%
Multi-family 21%

81% Michigan

2Q16 Commercial & Industrial


Services 44%
Financial, Insurance & Real Estate (FIRE) 33%
Govt & Educ. 1%
Distribution 4%
Manufacturing, 11%

61% Michigan; 16% national finance

30

2nd Quarter 2016 Residential mortgage originations by channel ($bn) Broker • 3.3% market share with #8 national ranking(1) • Approximately 500 brokerage relationships in 50 states in 2Q16 • Targeted gain on sale margin of ~90bps • Top 10 relationships account for 21% of overall brokerage volume 1) Data source: As reported by Inside Mortgage Finance for 1Q16 published May 27, 2016. Correspondent • 3.9% market share with #6 national ranking(1) • Approximately 700 correspondent partners in 50 states in 2Q16 • Targeted gain on sale margin of ~60bps • Top 10 relationships account for 16% of overall correspondent volume • Warehouse lines with approximately 240 correspondent relationships Retail • Loan officer additions have expanded our retail footprint to 29 locations in 21 states • Targeted gain on sale margin of ~340bps • Direct-to-consumer is 34% of retail volume Originates mortgages in multiple channels on a national scale 31 $5.8 $5.6 $4.1 $4.8 $6.2 2Q15 3Q15 4Q15 1Q16 2Q16 $2.2 $1.9 $1.4 $1.3 $1.6 2Q15 3Q15 4Q15 1Q16 2Q16 $0.5 $0.4 $0.3 $0.3 $0.5 2Q15 3Q15 4Q15 1Q16 2Q16 MORTGAGE ORIGINATIONS

US mortgage origination market

Historical and projected volumes

MORTGAGE ORIGINATIONS

2nd Quarter 2016

Residential mortgage originations (adjusted for inflation and population growth) - $ in trillions


$1.2
$1.9
$2.1
$1.5
$1.2
$1.4
$1.5
$2.5
$2.2
$1.6
$3.3
$4.3
$5.6
$4.0
$4.1
$3.8
$3.0
$1.7
$2.1
$1.8
$1.6
$2.2
$2.0
$1.3
$1.7
$1.7
$1.5
1991A
1992A
1993A
1994A
1995A
1996A
1997A
1998A
1999A
2000A
2001A
2002A
2003A
2004A
2005A
2006A
2007A
2008A
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016F
2017F

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004
Nominal $	$0.6	$0.9	$1.0	$0.8	$0.6	$0.8	$0.9	$1.5	$1.3	$1.0	$2.2	$2.9	$3.9	$2.9
Real[1] $	$1.0	$1.5	$1.7	$1.2	$1.0	$1.2	$1.3	$2.1	$1.9	$1.4	$3.0	$3.8	$5.1	$3.7
Adjusted[2] $	$1.2	$1.9	$2.1	$1.5	$1.2	$1.4	$1.5	$2.5	$2.2	$1.6	$3.3	$4.3	$5.6	$4.0

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Nominal $	$3.1	$3.0	$2.4	$1.5	$1.8	$1.6	$1.5	$2.1	$1.9	$1.2	$1.7	$1.7	$1.5
Real[1] $	$3.8	$3.5	$2.8	$1.7	$2.0	$1.8	$1.6	$2.2	$1.9	$1.2	$1.7	$1.7	$1.5
Adjusted[2] $	$4.1	$3.8	$3.0	$1.7	$2.1	$1.8	$1.6	$2.2	$2.0	$1.3	$1.7	$1.7	$1.5

Source: Inside Mortgage Finance for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association.

1. Adjusted for historical inflation as reported by Bloomberg (2015 = 100).
2. Adjusted for population growth as reported by the US Census Bureau (2015 = 100).

32

Flagstar Bancorp

2nd Quarter 2016 154 7 35 33 MSR portfolio as of 6/30/16 MSR portfolio characteristics (% UPB) MSR portfolio statistics Measure ($mm) 6/30/2016 3/31/2016 Difference Unpaid principal balance $30,443 $26,613 $3,830 Fair value of MSR $301 $281 $20 Capitalized rate (% of UPB) 0.99% 1.06% -0.07% Multiple 3.534 3.766 (0.232) N te rate 4.034% 4.092% -0.058% Service fee 0.282% 0.282% 0.000% Average Measure ($000) UPB per loan $227 $224 $3 FICO 735 731 4 Loan to value 74.05% 75.13% -1.08% $ return – MSR asset $ Return 2Q15 3Q15 4Q15 1Q16 2Q16 Net hedged profit (loss) $4 $1 $1 $1 $1 Carry on asset 22 19 16 6 9 Run-off (12) (8) (8) (11) (15) Gr ss r turn on the mortgage servicing asset $14 $12 $9 ($4) ($5) Sale transaction & P/L (5) 3 - (2) 1 Model Changes - (3) - - - Net return on the mortgage servicing asset $9 $12 $9 ($6) ($4) Average mortgage servicing rights $271 $317 $304 $285 $307 2016; 26% 2015; 46% 2014; 22% 2013 & prior; 6% by Vintage Fannie; 63% Freddie; 20% GNMA; 15% Private; 2% by Investor MORTGAGE SERVICING

CAPITAL AND LIQUIDITY
2nd Quarter 2016

Capital adjusted for TARP redemption

Capitalization ($mm)

	As of 6/30/16	
	Actual	Adjusted[1]
Short-term FHLB advances	$1,069	$1,069
Long-term FHLB advances	1,577	1,577
6.125% Senior Notes due 2021	-	250
Trust preferred securities	247	247
Total debt	2,893	3,143
Preferred stock	267	-
Common Equity	1,329	1,227
Total stockholders' equity	1,596	1,227
Total capitalization	$4,489	$4,370
Total assets	13,739	13,789
Common equity-to-assets ratio	9.7%	8.9%

1. Reflects non-GAAP adjustments to Flagstar's capitalization for the TARP redemption completed July, 2016.

Illustrative transaction[(2)] ($mm)


Raised $250mm of 6.125% Senior Notes Due 2021
$245mm proceeds
$250mm notes
Flagstar Bancorp, Inc.
$200mm dividend
Flagstar Bank, FSB
TARP securities
$267mm redemption
$102mm dividend
Trust preferred securities
$31mm interest

2) Illustrative transaction reflects estimates for a transaction as of 6/30/16, with actual costs expected to be slightly higher for final transaction which will close during July, 2016.

Select capital ratios (adjusted for TARP redemption)[(2)]


CET-1 ratio
13.6%
12.2%
Actual 6/30/16
Adjusted 6/30/16


Tier 1 leverage ratio
11.6%
8.6%
Actual 6/30/16
Adjusted 6/30/16

3) Reflects ratios adjusted for TARP redemption; please see non-GAAP reconciliation in the appendix.

34

Flagstar Bancorp

2nd Quarter 2016 154 7 35 Balance sheet composition Liabilities and Equity 2Q16 average balance sheet (%) Assets Attractive relationship lending with no loans >30 days delinquent Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) 10% Common equity 24% FHLB borrowings 51% Deposits excluding company- controlled deposits (“CCD”) 3% Other liabilities ~75% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 2% TruPS 2% Series C Preferred 11% Other assets 2% MSR 10% Warehouse loans Loans held-for-sale 21% Mortgage loans held-for-investment 24% Agency MBS 19% 2% Cash 11% Commercial loans 8% CCD Efficiently funds loans held-for-sale and warehouse loans 35 CAPITAL AND LIQUIDITY

2nd Quarter 2016 Liquidity and funding 82% 89% 94% 81% 76% 6/30/2015 9/30/2015 12/31/2015 3/31/2016 6/30/2016 1 Total loans (excluding loans held-for-sale & warehouse loans); Core deposits equal total deposits less government deposits and company-controlled deposits Loans / core deposits1 154 7 35 Core deposits¹ / deposits (%) 75% 70% 74% 70% 71% Commentary ■ Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by Company- controlled deposits from the servicing business ■ Much of the remainder of Flagstar’s balance sheet is self- funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity) CAPITAL AND LIQUIDITY 36

CAPITAL AND LIQUIDITY
2nd Quarter 2016

Low interest rate risk

Net interest margin – 12 month horizon instantaneous shocks ($mm)


up 100bps
Bear Flattener
6/30/2016
350bps
300bps
250bps
200bps
150bps
100bps
50bps
0bps
1 month
3 months
6 months
1 year
2 year
3 year
5 year
7 year
10 year
20 year
30 year

($ in mm)	Up 100bps Parallel Shift	Up 100bps Bear Flattener
Net interest income	$20	($14)
Noninterest Income	($20) to $0	$0 to $14

Economic value of equity

Change in Rates (bps)	Economic Value of Equity ($bn)	Change ($bn)	Change (%)	Policy Limit (%)
+300	$1.83	($0.22)	(10.7%)	(22.5%)
+200	$1.93	($0.12)	(5.7%)	(15.0%)
+100	$2.02	($0.03)	(1.4%)	(7.5%)
Market Implied	$2.05	$0.00	0.0%	0.0%
-100	$1.95	($0.10)	(5.0%)	(7.5%)

Interest rate risk management

- The shorter term measure of the "Earnings at Risk" interest rate risk position is asset sensitive due to the immediate repricing of the variable rate assets including the mortgage banking pipeline, warehouse loans and commercial loans while liabilities reprice more slowly.
- The longer term measure of the "Economic Value of Equity" interest rate position is expected to decrease largely due to the convexity of mortgage related assets.
- Flagstar also performs a Net Income Simulation that includes the effect of changes in interest rates on the mortgage business. Net income is projected to increase significantly in a decreasing rate environment due to increased mortgage originations.

37

Flagstar Bancorp

2nd Quarter 2016 788 778 540 540 457 402 337 350 350 238 1,190 56 1,115 60 890 49 890 49 695 28 2Q 2015 3Q 2015 4Q 2015 1Q 2016 2Q 2016 Fannie Mae Freddie Mac Fannie Mae Freddie Mac Audit file pulls Repurchase demands Representation & Warranty reserve details (in millions) 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 Beginning balance $53) $48) $45) $40) $40) Additions (3) (4) (5) 0) (3) Net (charge-offs) / recoveries (2) 1) (0) 0) (1) Ending Balance $48) $45) $40) $40) $36) Repurchase pipeline ($mm) Repurchase reserve ($mm) Repurchase activity with Fannie and Freddie Repurchase demands / file pulls 5% 6% 6% 5% 38 4% ASSET QUALITY $46 $30 $20 $16 $11 6/30/2015 9/30/2015 12/31/2015 3/31/16 6/30/16

2nd Quarter 2016 Supplemental capital ratios 39 NON-GAAP RECONCILIATION 6/30/16 Flagstar Bancorp regulatory ratios adjusted for TARP redemption ($mm) Flagstar Bancorp Common Equity Tier 1 (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Tangible Assets) Tier 1 Capital (to Risk Weighted Assets) Total Risk-Based Capital (to Risk Weighted Assets) Regulatory capital $1,086 $1,514 $1,514 $1,618 TARP redemption(1) ($112) ($378) ($378) ($378) Adjusted regulatory capital $974 $1,136 $1,136 $1,240 Risk-weighted assets $8,014 $13,068 $8,014 $8,014 TARP redemption ($9) $150 ($9) ($9) Adjusted risk-weighted assets $8,005 $13,218 $8,005 $8,005 Regulatory capital ratio 13.6% 11.6% 18.9% 20.2% Adjusted regulatory capital ratio for TARP Redemption 12.2% 8.6% 14.2% 15.5% 1 Includes the impact of lower Tier 1 equity for assets such as deferred tax assets and mortgage servicing rights.